UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  January 26, 2007

                         USA REAL ESTATE INVESTMENT TRUST
_______________________________________________________________________________
              (Exact name of registrant as specified in its charter)


           California               0-16508                      68-0420085
_______________________________________________________________________________
   (State or other jurisdiction	  (Commission                 (IRS Employer
        of incorporation)         File Number)              Identification No.)

          One Scripps Drive, Suite 106, Sacramento, California 95825-7684
_______________________________________________________________________________
        (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code _________(916) 761-4992_____

_________________________________Not Applicable________________________________
          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form-8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  / / Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

 / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________________________________________________________
Item 8.01. Other Events.

On January 26, 2007, Registrant transmitted to all holders (including custodians and trustees) of not more than an aggregate of six shares ("Offerees"), of Registrant's outstanding beneficial interests (the "Shares") as of the Record Date of December 31, 2006, an immediately effective offer to purchase all or none of each Offeree's Shares (the "Offer") for the cash Purchase Price of $545.00 per share less an Administrative Fee in the amount of $25.00 per accepting shareholder. The purposes of the Offer are (i) to reduce the number of shareholders of the Trust in order to reduce the administrative expenses of the Trust and (ii) to provide a method whereby the holders of only a small number of Registrant's Shares may sell all of their Shares if they wish to do so. The Offer expires at the close of business on February 27, 2007, ("Expiration Date"), subject to extension within the sole and exclusive discretion of the Trustees of Registrant. In order to accept the Offer, each Offeree must complete, date, and sign a written Acceptance and mail it back to Registrant on or before the Expiration Date. Each such Acceptance is irrevocable. Registrant will pay accepting shareholders for their Shares by check on or about March 27, 2007, from the Registrant's general working capital. The Offer was made pursuant to Rule 13e-4(h)(5) of the United States Securities and Exchange Commission (the "SEC"). During the term of the Offer, Registrant will not pay to any other security holder more than the Purchase Price for the purchase of any of Registrant's outstanding beneficial interests. In the Offer, Registrant provided to the Offerees the following additional information. Registrant's Trustees have decided to reposition Registrant's assets. Pursuant to that policy, on December 15, 2006, Registrant sold its last remaining real property. Registrant now holds as assets only cash and two notes secured by deeds of trust. Registrant sold its real properties because, in the judgment of Registrant's Trustees, the properties had reached their best potential values and would not further appreciate or produce appropriate income. Registrant now intends to redirect its real estate investments so that, in the judgment of the Trustees, said investments will provide better opportunities for income and appreciation. In the future, Registrant may seek to obtain additional capital by means of the offer and sale of additional shares of its beneficial interests.

	                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007                  USA REAL ESTATE INVESTMENT TRUST

                                        By ________________________________
                                           Gregory E. Crissman, as Chairman,
                                           Chief Executive Officer, and
                                           Chief Financial Officer